Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$846,237
Unrealized Gain (Loss) on Market Value of Futures	7,972,516
Dividend Income	1,507
Interest Income	129
ETF Transaction Fees	5,000
Total Income (Loss)	$8,825,389

Expenses
Investment Advisory Fee	$41,239
Brokerage Commissions	6,201
NYMEX License Fee	1,675
SEC & FINRA Registration Expense	700
Non-interested Directors' Fees and Expenses	479
Prepaid Insurance Expense	474
Other Expenses	30,660
Total Expenses	81,428
Expense Waiver	(20,350)
Net Expenses	$61,078
Net Gain (Loss)	$8,764,311

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$77,370,509
Additions (700,000 Units)	31,551,566
Net Gain (Loss)	8,764,311

Net Asset Value End of Period	$117,686,386
Net Asset Value Per Unit (2,500,000 Units)	$47.07

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502